                                 AMENDMENT NO. 2

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated October 1, 2002, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, CUNA Mutual Life Insurance Company, an Iowa life insurance company, and CUNA Brokerage Services, Inc., is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

     WHEREAS, on January 1, 2008, CUNA Mutual Life Insurance Company was merged with and into CUNA Mutual Insurance Society. All references to CUNA Mutual Life Insurance Company will hereby be deleted and replaced with CUNA Mutual Insurance Society.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

SERIES I AND II SHARES

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Global Real Estate Fund,
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    CUNA Mutual Group Variable Annuity Account

-    CUNA Mutual Variable Annuity Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    MEMBERS Variable Annuity I

-    MEMBERS Variable Annuity II

-    MEMBERS Variable Annuity III

-    MEMBERS Choice Variable Annuity

-    CU Select Pension Saver
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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: March 19, 2008

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ Carolyn L. Gibbs
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: Carolyn Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


Attest: /s/ Peter Davidson              By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        CUNA MUTUAL INSURANCE SOCIETY


Attest: /s/ Diane M. Fisher             By: /s/ Steven R. Suleski
        -----------------------------       ------------------------------------
Name: Diane M. Fisher                   Name: Steven R. Suleski
Title: Sr. Law Specialist               Title: VP


                                        CUNA BROKERAGE SERVICES, INC.


Attest: /s/ Diane M. Fisher             By: /s/ Steven R. Suleski
        -----------------------------       ------------------------------------
Name: Diane M. Fisher                   Name: Steven R. Suleski
Title: Sr. Law Specialist               Title: VP & Associate General Counsel